UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Concurrently with the filing of this Current Report on Form 8-K, Mobix Labs, Inc. (the “Company”) is filing a post-effective amendment to its registration statement on Form S-1 to deregister 950,000 shares (post-reverse stock split) of Class A Common Stock previously registered for potential resale in connection with the Company’s equity line of credit.

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2026, the Company issued to Leviston Resources, LLC (“Leviston”) a senior secured convertible promissory note in the original principal amount of $2.8 million, for gross proceeds to the Company of approximately $2.3 million. The note bears interest at 10% per annum, matures on October 18, 2026. Subject to stockholder approval and the terms of the note, Leviston may convert outstanding principal and accrued interest into shares of the Company’s Class A Common Stock at a conversion price equal to the lesser of the closing price on June 22, 2026 and 85% of the lowest eight-day VWAP of the Class A Common Stock immediately prior to and including the conversion notice date.

The note was issued as an additional note under the Company’s previously disclosed investor rights agreement. The Company also entered into an amendment to its registration rights agreement with Leviston relating to the resale registration of shares issuable upon conversion of the note. The foregoing description is qualified in its entirety by reference to the note and registration rights amendment, which are filed as Exhibits 4.1 and 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The note was issued, and the issuance of the shares of Class A Common Stock upon conversion of the note will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a post-effective amendment to its registration statement on Form S-1 to deregister 950,000 shares (post-reverse stock split) of Class A Common Stock previously registered for potential resale in connection with the Company’s equity line of credit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Senior Secured Convertible Promissory Note in favor of Leviston Resources, LLC dated as of June 22, 2026.

10.1	Second Amendment to Registration Rights Agreement, by and between Mobix Labs, Inc. and Leviston Resources, LLC, dated as of June 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: June 26, 2026	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer